Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Limited Brands, Inc. and, with respect to the Registration Statement on Form S-3, in the related Prospectus:

Registration Statement (Form S-3 ASR No. 333-170406)

Registration Statement (Form S-4 No. 333-163026)

Registration Statement (Form S-8 No. 33-49871)

Registration Statement (Form S-8 No. 333-110465)

Registration Statement (Form S-8 No. 333-04927)

Registration Statement (Form S-8 No. 333-04941)

Registration Statement (Form S-8 No. 333-118407)

Registration Statement (Form S-8 No. 333-161841);

of our reports dated March 18, 2011, with respect to the consolidated financial statements of Limited Brands, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Limited Brands, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended January 29, 2011.

/s/ Ernst & Young LLP

Columbus, Ohio

March 18, 2011